Exhibit 10.1

RETIREMENT AND TRANSITION AGREEMENT

This RETIREMENT AND TRANSITION AGREEMENT (this “Agreement”) is entered into as of February 10, 2026 by and between Public Storage Operating Company, a Maryland real estate investment trust (the “Company”) and Joseph D. Russell, Jr. (“Executive”).

WHEREAS: Executive currently serves as President and Chief Executive Officer of the Company and has notified the Company he will retire from that position effective March 31, 2026 (the “Retirement Date”);

WHEREAS: Given Executive’s knowledge of the Company and its business and the Company’s desire to provide for an orderly transition of leadership of the Company, the Company wishes to obtain Executive’s commitment to provide certain consulting services to the Company for a transition period on the terms and conditions set forth herein.

NOW, THEREFORE: In consideration of the mutual entry into this Agreement by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the Company and Executive agree as follows:

1. Retirement: Executive agrees to continue to serve in good faith as the President and Chief Executive Officer of the Company until the Retirement Date, with the same authority, duties, and responsibilities and without changes to the Executive’s terms and conditions of employment, in each case, as in effect immediately prior to the date hereof.

2. Transition Advisory Services: The Executive and the Company hereby agree that from the Retirement Date until March 31, 2027 (the “Transition Period”), the Executive shall provide the transition advisory services set forth on Exhibit A hereto.

3. General Release: As consideration for the benefits provided to the Executive by this Agreement, on or before the Retirement Date the Executive shall execute a release in substantially the form set forth on Exhibit B hereto (the “Release”) with respect to his period of employment by the Company and shall not revoke and shall comply with the terms of the Release.

4. Non-Solicitation and Non-Use of Confidential Information. Executive agrees and covenants that during his employment term, during the Transition Period and for a period of twelve (12) months following the Transition Period, Executive will not, either on Executive’s own behalf or on behalf of any other entity or person, induce, solicit, recruit, or encourage any employee of the Company or its affiliates to leave the employ of the Company or any of its affiliates or cease providing services to the Company or any of its affiliates, which means that the Executive will not: (i) disclose to any third party employer for purposes of employment solicitations the names, compensation, contacts, backgrounds, or qualifications of any employees or otherwise identify them as potential candidates for employment or to provide services, or (ii) personally or through any other person (excluding advertisements or generalized recruiting not targeted at employees of the Company or any of its affiliates) approach, recruit, interview, or otherwise solicit employees of the Company or any of its affiliates to work for Executive or any other person or employer or to terminate their employment with the Company or any of its affiliates or violate any agreement with or duty to the Company or any of its affiliates. Executive further understands and acknowledges that, because of Executive’s experience with and relationship to the Company (including Executive’s prior experience as an employee of the Company), Executive has had and will have access to and has learned and will learn about much or all of the Company’s Confidential Information and trade secrets. Executive therefore agrees and covenants that Executive will not use the Confidential Information or trade secrets to directly or indirectly interrupt, disturb, or interfere with the relationships of the Company or any of its affiliates with any customer, supplier, Executive, independent contractor, or other business partner, or to compete unfairly with the Company or any of its affiliates.

5. Assignment. Neither this Agreement nor any rights, interests, or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party (other than, in the case of the Company, an assignment to wholly owned direct or indirect subsidiary thereof); any purported assignment by either party in violation hereof shall be null and void. Subject to the foregoing sentence, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6. Amendment. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

7. Applicable Law. This Agreement shall be governed by the laws of the State of California (regardless of the laws that might otherwise govern under applicable California conflict of laws principles) as to all matters, including but not limited to matters of validity, construction, effect, performance, and remedies.

8. Jurisdiction. The Company and Executive agree that any dispute arising between the parties hereto under this Agreement or otherwise will be submitted to final and binding arbitration under the auspices of the American Arbitration Association in Los Angeles, California, and not to any other forum.

9. Arbitration. It is hereby mutually agreed between the Company and Executive that any and all disputes, controversies, or claims arising out of or related to this Agreement or any breach or termination of this Agreement, including but not limited to the consulting services Executive provides to the Company, and any alleged violation of any federal, state, or local statute, regulation, common law, or public policy, whether sounding in contract, tort, or statute, shall be submitted to and decided by binding arbitration. Arbitration shall be governed by the Federal Arbitration Act (FAA) and administered by the American Arbitration Association (AAA) and held in Los Angeles, California before a single arbitrator, in accordance with the AAA’s rules, regulations, and requirements, as well as any requirements imposed by California law. Any arbitral award determination shall be final and binding upon the parties. Judgment on the arbitrator’s award may be entered in any court of competent jurisdiction.

To the fullest extent permitted by law, the Company and Executive hereby expressly waive their right to a jury trial, bench trial, and their right to bring, maintain, participate in, or receive money from, any class, collective, or representative action, whether in court, arbitration or any other proceeding, except for representative claims that cannot be waived under applicable law and that are therefore excluded from this Agreement. Each party shall only submit their own individual claims against the other and will not seek to represent the interests of any other person. The arbitrator shall have no jurisdiction or authority to compel any class or collective claim, or to consolidate different arbitration proceedings with or join any other party to an arbitration between the parties. The arbitrator, not any court, shall have exclusive authority to resolve any dispute relating to the enforceability or formation of this Agreement and the arbitrability of any dispute between the parties, except for any dispute relating to the enforceability or scope of the class and collective action waiver and the application of the Ending Forced Arbitration of Sexual Assault and Sexual Harassment Act, which shall be determined by a court of competent jurisdiction.

The arbitrator shall have the authority to award any remedy or relief that would have been available to the parties, in their individual capacity, had the matter been heard in court. The arbitrator has the authority to provide for the award of attorney’s fees and costs to the prevailing party if such award is authorized or required by applicable law.

Nothing in this Agreement is intended to prohibit Executive from filing any administrative claim that cannot be waived, from communicating with administrative or governmental agencies, or from pursuing any claim that cannot, as a matter of law, be the subject of a prospective arbitration agreement.

10. Counterparts. This Agreement may be executed in the original or by telecopy in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. Severability. The Company and Executive agree that if any part of this Agreement is deemed illegal, invalid, or unenforceable, this declaration will not affect the legality, validity, or enforceability of the remaining parts of the Agreement, and the illegal, invalid, or unenforceable part will no longer be part of this Agreement. Further, if a court of competent jurisdiction finds any part of this Agreement unenforceable for any reason, such unenforceable provision shall be severable from this Agreement but the remainder of the Agreement shall be binding and enforceable.

12. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to the transition services contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF: The undersigned have duly executed this Agreement as of the date first written above.

PUBLIC STORAGE OPERATING COMPANY

By:	/s/ H. Thomas Boyle
H. Thomas Boyle
Senior Vice President, Chief Financial and Investment Officer

EXECUTIVE /s/ Joseph D. Russell, Jr.
Joseph D. Russell, Jr.

Exhibit A

Transition Advisory Services

1. Transition Advisory Services. During the Transition Period, upon the request of the Board of Trustees, the Chief Executive Officer, or any executive officer of the Company, the Executive agrees to provide the Company such advisory or consultative services with respect to matters that are within the scope of Executive’s knowledge and expertise to enable the Company to continue to have the benefit of his experience and knowledge of the affairs of the Company and of his reputation, experience, and contacts in the industry. The scope of Executive’s services shall include, but is not limited to, consulting on business, financial, and operational matters relating to the Company, and providing other advice and assistance that reasonably falls within Executive’s knowledge and expertise. Executive agrees to perform such consulting services on behalf of the Company at all times using good business ethics and in a professional manner.

2. Availability. Executive agrees to be reasonably available for performance of the services under this Exhibit A as reasonably requested by the Company. Executive’s services for the Company are on a non-exclusive basis, and Executive may perform services for Executive’s self or others provided such services can be and are performed consistent with the Agreement, including but not limited to the non-solicit terms.

3. Confidentiality. Executive agrees not to use or disclose, directly or indirectly, other than in the performance of Executive’s duties under this Exhibit A, any confidential or proprietary information of the Company or its subsidiaries or affiliates including, without limitation, trade secrets, processes, practices, proposed or potential acquisitions, joint ventures, or other transactions or any such transactions that are being or were considered by the Company, strategies, employee lists, personnel matters, financial data, operating results, plans, contractual relationships, technological innovations in any stage of development, and all other data and information of a competition-sensitive nature (collectively, “Confidential Information”), and all notes, records, software, drawings, handbooks, manuals, policies, contracts, memoranda, sales files, or any other documents generated or compiled by any employee or Executive of the Company reflecting such Confidential Information, that Executive acquired or acquires while an employee Executive of the Company will not be disclosed or used for Executive’s own purposes or in a manner detrimental to the Company’s interests. This obligation applies both during and after the term of this Agreement and applies to Confidential Information obtained by Executive in Executive’s capacity as a consultant and in Executive’s prior capacity as an employee of the Company. If Executive violates this provision, the Company will have the right to seek injunctive relief in addition to the other remedies. Executive agrees that all Confidential Information will remain the sole property of the Company. Executive also agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information. Pursuant to 18 USC § 1833(b), an individual may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual suing an

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entity for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order. Nothing in this Agreement is intended to conflict with 18 USC § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 USC § 1833(b). Further, nothing in this Agreement prohibits Executive from providing truthful testimony if compelled by law or from reporting possible violations of law to a governmental agency or self-regulatory organization, cooperating with such agency, or taking other actions protected under federal or state whistleblower law (including receiving a whistleblower award), in each case without prior notice to or authorization from the Company.

4. Consideration. In consideration for providing the services set forth in this Exhibit A, Executive shall receive cash compensation in the form of a consulting fee of $400,000 per month. The Company shall pay Executive monthly on the last day of each month. During the Transition Period, Executive shall continue to be a “Service Provider” as defined in the Company’s 2021 Equity and Performance-Based Incentive Compensation Plan. Executive shall not be entitled to any other cash or noncash compensation or benefits as a result of Executive’s consulting services.

5. Independent Contractor. During the Transition Period, Executive shall be an independent contractor, not an employee, of the Company. Executive shall be solely responsible for paying any taxes attributable to Executive’s services under this Exhibit A. Executive will not, as a result of this Exhibit A, participate in benefits of employment available to employees of the Company or its affiliates, through any plan, program, or otherwise.

6. Reimbursement of Expenses. During the Transition Period, the Company shall reimburse Executive for those properly documented expenditures incurred by Executive that the Company determines are reasonably necessary for the discharge of Executive’s duties under this Exhibit A.

7. Termination. The obligations of the parties under this Exhibit A shall terminate, and thus the Transition Period shall end, automatically on the occurrence of any of the following events: (a) completion of the Transition Period; (b) mutual written agreement of the parties; (c) death or disability of Executive; or (d) termination by the Company for “cause.” For purposes of this Exhibit A, “cause” means (i) Executive’s willful and continuing failure to perform the requested services hereunder following written notice and a reasonable opportunity to cure (to the extent such failure is curable as determined in the reasonable discretion of the Company), (ii) Executive’s material breach of this Agreement following written notice and a reasonable opportunity to cure (to the extent such breach is curable as determined in the reasonable discretion of the Company), (iii) Executive’s conviction for (or pleading nolo contendere to) any felony, (iv) Executive’s commission of an act of fraud, theft, or dishonesty related to the business of the Company or its affiliates or the performance of Executive’s duties hereunder, (v) Executive engages in an activity that competes directly with the Company during the Transition Period, (vi) Executive’s acceptance of work, contracting with, or accepting an obligation from any third party that would constitute a conflict of interest with the Company, or (vii) the Executive has exercised his revocation rights with respect to the Release. Executive and the Company hereby agree that the completion of the Transition Period will be a qualifying “Retirement” under Executive’s outstanding equity award agreements as of the date hereof.

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8. Work Product. Executive agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, developed or reduced to practice by Executive, solely or in collaboration with others, during the Transition Period that relate in any manner to the business of the Company that Executive may be directed to undertake, investigate or experiment with or that Executive may become associated with in work, investigation or experimentation in the Company’s line of business in performing the services under this Exhibit A (collectively, “Inventions”), are the sole property of the Company. Executive also agrees to assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions. Executive hereby irrevocably appoints Company as Executive’s attorney-in-fact for the purpose of executing such documents on Executive’s behalf, which appointment is coupled with an interest. Executive understands that the provisions of this Agreement requiring assignments of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code section 2870 (or, if applicable, any similar law of any other jurisdiction), which provides: “(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer. (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.” Executive will advise the Company promptly in writing of any inventions that Executive believes meets the criteria in California Labor Code Section 2870.

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